Exhibit 10.6

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into as of the 7 day of January, 2008 between CX2 TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and GEOCOMMAND, INC., a Florida corporation (“Consultant”).

WHEREAS, the Company is engaged in the development, operation and management of 220 MHz digital wireless data communications services and, to a lesser extent, analog voice communications services in both the commercial and public safety/emergency disaster relief sectors; and markets CX2 branded data technology and services for use by various commercial/industrial applications, the oil/gas industry, and the Homeland Security/Public Safety sector (“Business”); and

WHEREAS, the Company desires to retain Consultant to provide consulting services in connection with certain aspects of its Business;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Engagement and Term.  Subject to the terms and conditions of this Agreement, the Company hereby engages Consultant to provide the consulting services described in Section 2, and Consultant hereby accepts such engagement.  The term of Consultant’s engagement under this Agreement (the “Consulting Term”) shall commence on the date hereof and continue until terminated pursuant to Section 8.  As used in this Agreement,

2.

Description of Services.  The services to be provided by Consultant hereunder (the “Consulting Services”) shall be as follows:

(a)

Supervise and manage the Company’s existing dealer relationships in Chicago, Las Vegas and South Florida, including a review of the terms of such relationships and assisting in committing such relationships to a written agreement;

(b)

Design marketing materials for the Company data products, and coordinate mailings to approximately 12,000 businesses falling within the footprint of the Company’s three operational systems in Chicago, Las Vegas and South Florida;

(c)

Identify and supervise individuals to attend a demonstration of the Company’s technology in Chicago, and establish them as Company business partners with the purpose of selling Company data modems with AVL;

(d)

Complete the design of the RRM board and shepherd the 20 watt base station through FCC Type Acceptance;

(e)

Research and identify a manufacturer capable of building data modems for the Company and upgrading the Company’s base stations, and negotiate with such manufacturer to perform such services on behalf of the Company;

(f)

Research and locate the required components to build data modems (other than the 800 data modems already in inventory);

(g)

Promote the Company’s data products for use in the Interoperability Grant program that Consultant is pursuing with Fire Departments in Massachusetts and possibly, other states, and include CX2 within GEOC web-based marketing campaign;

(h)

Advise on frequency allocations and FCC filings; and

             (i)        Direct and advise CX2 engineers in the design and integration of the CX2 data modem with various sensors for Homeland Security and Public Safety applications. Any code within the design and invention will be equally owned by both CX2 and GEOC and filed at the United States of America Patent office.

3.

Time Commitment.  During the Consulting Term, Consultant shall devote such time as is reasonably necessary to perform the Consulting Services.

4.

Consulting Compensation.  In consideration of Consultant’s performance of the Consulting Services and all of Consultant’s other obligations hereunder, the Company shall pay to Consultant consulting fees in months 1-3 (“Consulting Fees”) the amount of Ten Thousand dollars ($10,000), payable monthly; months 4-6 the amount of Fifteen Thousand dollars ($15,000) payable monthly and months 7-12 the amount of Twenty Five Thousand ($25,000) payable monthly.  Any and all income, social security or similar taxes applicable to any payments of Consulting Fees or other consideration provided hereunder shall be the sole responsibility of Consultant.

5.

Expenses.  Company shall reimburse Consultant for, or pay directly, all reasonable business expenses incurred by Consultant in performing the Consulting Services under this Agreement, provided that such expenses are approved in advance by the Company and Consultant incurs and accounts for such expenses in accordance with the Company’s written policies and directives as in effect from time to time.

6.

Confidential Information.  Consultant acknowledges that the services, including any deliverables, may of necessity incorporate trade secrets and/or confidential information.  Unless otherwise required by law or unless the information is already publicly available, Consultant agrees that it shall not disclose, transfer, use, copy or allow access to any such information to any employees or to any third parties excepting those who have a need to know such information in order to allow Consultant to perform the services, and who have executed a nondisclosure agreement consistent with the provisions hereof.  Subject to the foregoing obligations regarding trade secrets, confidential information and patient confidential information, Consultant shall be free to perform similar services for other potential clients using its general knowledge, skills and experience.

7.

Indemnification.

(a)

Consultant agrees to defend, indemnify and hold harmless Company, as well as Company’s officers, directors and employees, together with their successors and assigns from any claim, damage, loss, expense, liability, obligation, action or cause of action (including reasonable attorney fees) which Company, as well as its officers, directors and employees may or might sustain, pay or suffer, by reason of any act, omission or negligence by Consultant or any material breach of Consultant’s obligations under this Agreement.  Notwithstanding the foregoing, Company reserves the right to choose legal counsel to represent Company for any purpose including investigation and/or litigation of any claim, or potential claim, made against Company.  This Section shall survive the termination of this Agreement.

(b)

Company agrees to defend, indemnify and hold harmless Consultant, as well as Consultant’s officers, directors and employees, together with their successors and assigns from any claim, damage, loss, expense, liability, obligation, action or cause of action (including reasonable attorney fees) which Consultant, as well as its officers, directors and employees may or might sustain, pay or suffer, by reason of any act, omission or negligence by Company or any material breach by Company of its obligations under this Agreement.  Notwithstanding the foregoing, Consultant reserves the right to choose legal counsel to represent Consultant for any purpose including investigation and/or litigation of any claim, or potential claim, made against Consultant.  This Section shall survive the termination of this Agreement.

8.

Term.  This Agreement shall continue in effect until terminated by either party at any time on not less than thirty (30) days prior written notice to the other.

9.

Independent Contractor.  Consultant’s relationship to the Company hereunder shall be that of an independent contractor.  Consultant shall not be an employee or agent of the Company and shall have no authority to act on behalf of the Company in any manner except in the manner and to the extent that the Company may expressly agree in writing.  Without limiting the generality of the foregoing, under no circumstances shall Consultant have any authority to incur on behalf of the Company any debt, obligation or liability.  Persons retained by Consultant as employees or agents shall not be deemed to be employees or agents of the Company.

10.

Survival.  Sections 6 and 7 shall survive the termination or expiration of Consultant’s engagement or of this Agreement for any reason whatsoever, and shall remain in full force and effect after such termination or expiration in accordance with their respective terms.

11.

Waiver.  No failure on the part of either party hereto to exercise, and no delay by either party hereto in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by either party hereto preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy.  No express waiver or assent by either party hereto of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

12.

Severability.  All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable.  If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof, and all of such remaining terms shall remain in full force and effect.

13.

Notices.  All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission (with confirmation), to the intended recipient thereof at Consultant’s or its address or facsimile number set out below:

(i) If to Company:

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Telephone:  ----------------

Facsimile:  -----------------

E-Mail: --------------------

(ii) If to Consultant:

3700 Airport Road, STE-410

Boca Raton, Florida 33431

Attention:  Albert Koenigsberg

Telephone:  (561) 347-9215

Facsimile:  (561) 347-9219

E-Mail:  albiek@geocommand.com

Any such notice or communication shall be effective upon receipt.  Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof in the manner provided herein.

14.

Governing Law.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of Florida, without regard to its choice of law rules.  All claims, disputes and other matters arising out of or relating to this Agreement shall be subject to the jurisdiction and venue of the Superior Court of Palm Beach County, Florida.  This provision shall survive the termination of this Agreement.

15.

Agreement Non-Assignable.  This Agreement shall inure to the benefit of and be binding upon the Company, and its successors and assigns, and Consultant and Consultant’s heirs, executors, administrators and personal representatives.  This Agreement may not be assigned by Consultant or by the Company.

16.

Headings.  The headings as to the contents of particular Sections are inserted only for convenience and shall not be construed as a part of this Agreement or as a limitation on or enlargement of the scope of any of the terms or provisions of this Agreement.

17.

Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties with respect to the matters covered hereby.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.  Termination of this Agreement is not intended to be exclusive of any other remedy, and shall be in addition to any other remedy now or hereafter existing at law or in equity or by statute or otherwise.

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IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be executed as of the date first written above.

COMPANY:

CX2 TECHNOLOGIES, INC.

By:

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Name: ---------------------------------

Title:  ---------------------------------

CONSULTANT:

GEOCOMMAND, INC.

By:

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Name: ---------------------------------

Title: ---------------------------------